Exhibit 32.1

Certifications Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes –

Oxley Act of 2002

I, Michael C. Ray, the Chief Executive Officer of Vera Bradley, Inc., certify that (i) Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended January 28, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ Michael C. Ray
Michael C. Ray
Chief Executive Officer

January 15, 2013
Date

I, Kevin J. Sierks, the Vice President – Controller, Chief Accounting Officer and Interim Chief Financial Officer of Vera Bradley, Inc., certify that (i) Amendment No. 1 to the annual report on Form 10-K for the fiscal year ended January 28, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vera Bradley, Inc. as of the dates and for the periods set forth therein.

/s/ Kevin J. Sierks
Kevin J. Sierks
Vice President – Controller, Chief Accounting Officer and Interim Chief Financial Officer

January 15, 2013
Date